                                                                    EXHIBIT 10.5

                         COMPUTER AND DATA PROCESSING
                              SERVICES AGREEMENT

     This COMPUTER AND DATA PROCESSING SERVICES AGREEMENT, dated as of ____________, 199__, (the "Effective Date") is by and between COLUMBIA INFORMATION SYSTEMS, INC., a Tennessee corporation ("CIS") which is a wholly owned subsidiary of Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia/HCA"), and TRIAD HOSPITALS, INC., a Delaware corporation (together with its successors and permitted assigns, "Triad," hereinafter sometimes referred to as "Customer").

                              W I T N E S S E T H:

     WHEREAS, CIS is in the business of providing certain computer and data processing services as more fully set forth herein; and

     WHEREAS, Customer desires to purchase from CIS the services described in this Agreement, and CIS is willing to provide such services to Customer, all on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, CIS and Customer agree as follows:

     1.  Definitions.  The following terms shall have the meanings set forth
         -----------
below:

         (a) Affiliate.  CIS as well as those entities, businesses, facilities,
              ---------
and enterprises (however and in whatever manner conducted) that are controlled by, controlling, or under common control with it, including, without limitation, all parent corporations and their respective subsidiaries and affiliates, joint ventures, partnerships, limited liability companies and partnerships, hospitals, free-standing centers, home health agencies, surgery centers, physician practices, syndications, medical laboratories, medical records processing facilities, medical supply sellers, pharmacies, insurance providers, health care providers, and managed care entities, together with any and all entities and businesses to which CIS or any of the above described entities provide management services, information processing services or purchasing services.

         (b) CIS Software.  The software listed in Exhibit B hereto and
             ------------
identified as being owned by CIS, including Enhancements, upgrades and custom development.

         (c) Communication Lines.  The telephone communication and diagnostic
             -------------------
lines for data transmission with the Data Center and/or CIS, whether dedicated or not.

         (d) Consumer Price Index.  The Medical component of the United States
             ---------------------
Consumer Price Index published by the United States Department of Labor, All Cities Average (1986=100) or such other successor index the parties shall designate.

         (e) Customer Data.  Any data owned or held in custody by Customer,
             -------------
including without limitation, financial data, patient medical record data or patient identification data used or transmitted to the Data Center by Customer in connection with its purchase of the Services under this Agreement.

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         (f) Data Center.  The CIS Data Center(s) located in Nashville,
             -----------
Tennessee and/or any of CIS's Regional Data Centers containing computer processing equipment and the Software used by CIS to provide the Services, or such other facilities as CIS may establish from time to time.

         (g) Equipment.  The computer hardware located at the Facility or
             ---------
Facilities.

         (h) Facility/Facilities.  The hospitals and other healthcare providers
             -------------------
owned by Customer and listed in Exhibit A hereto.

         (i) Initial Term.  The seven (7) year period commencing on the
             ------------
Effective Date.

         (j) Koala System.  The proprietary intranet network currently provided
             ------------
by CIS for use by affiliated facilities to obtain information relevant to day-to-day operations.

         (k) Monthly Processing Fees.  The fees for monthly service under this
             -----------------------
Agreement as more fully set forth in Section 2 and Exhibit B.

         (l) Software.  The computer software identified in Exhibit B hereto as
             --------
either CIS Software or Third Party Software which is used by CIS in providing the Services to Customer, including Enhancements, upgrades and custom development.

         (m) Services.  The installation, support, training, maintenance, data
             --------
processing and other services provided to Customer by CIS pursuant to this Agreement, as set forth in Exhibit C hereto.

         (n) Systems.  The Equipment and Software functioning together,
             -------
located at one or more Facilities.

         (o) Third-Party Software.  The software indicated in Exhibit B hereto
             --------------------
as being licensed to CIS by a third-party provider.

         (p) Wide Area Network.  The proprietary wide area network currently
             -----------------
provided by CIS for use by affiliated facilities to deliver CIS products and/or services (for example, e-mail, host application access, file transmission, Koala System access).

     2.  Services, Systems, Data, Payment.
         --------------------------------

         (a) CIS shall provide, and Customer shall purchase from CIS, the Services and/or licenses to the Software described in the exhibits hereto, upon the terms and subject to the conditions of this Agreement, for the benefit of the Facility or Facilities.

         (b) CIS shall designate certain coding and naming conventions for the form of Customer Data and shall provide to Customer the coding requirements for transmitting Customer Data to the Data Center and the treatment given to different account and processing codes used by CIS. CIS reserves the right to make changes in operating procedures, coding and naming conventions, hardware and network configurations and applications and systems programming. Customer shall be responsible for, and bear the cost of, (i) coding and transmitting Customer Data to the Data Center, (ii) supervising the conversion of its financial data into a form that can be processed by CIS, (iii) determining whether it has complied with applicable accounting

                                     Page 2
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practices, (iv) determining whether it has complied with applicable state and federal regulations governing financial reporting obligations, (v) verifying the accuracy of Customer Data generated by it and/or CIS and (vi) maintaining prudent internal controls of reports and Customer Data.

         (c) If Customer requests that CIS correct or reprocess data files because of erroneous input data or output records, CIS will use its reasonable best efforts to perform such correction and reprocessing. If possible, Customer shall request any correction or reprocessing within seventy-two (72) hours after production of the reports. If correction or reprocessing is requested because of an error attributable to CIS or the negligence of CIS, there shall be no charge for such rerun, provided that the request for reprocessing is made within seventy-two (72) hours after production of the erroneous report. In the event that Customer requests reprocessing after such seventy-two (72) hour period, CIS will determine whether it can perform the reprocessing and, if it can perform the reprocessing, will provide a cost estimate to Customer for such reprocessing services. Following mutual agreement on the cost, CIS will perform the reprocessing services. If the parties are unable to agree on the cost for the reprocessing services, Customer will be charged for each rerun as set forth in Exhibit C hereto.

         (d) Customer shall pay CIS on behalf of the Facilities for the Services rendered and licenses granted in accordance with the terms and subject to the conditions contained herein and in the Exhibits hereto. Prices are subject to change as set forth herein and in the Exhibits hereto.

         (e) In the event that Customer makes a written request for the performance of on-site Services by CIS, Customer shall pay the reasonable and customary travel expenses of CIS personnel performing such Services for Customer, in accordance with CIS's standard business travel policies.

         (f) Unless otherwise provided herein, payment is due within thirty
(30) days of the date of receipt of an invoice. Without limiting CIS's rights hereunder, any amounts not paid within thirty (30) days of the due date shall be subject to a late charge equal to the lesser of [12%] per annum or the maximum amount allowed by applicable law; provided, however, that no late charge shall apply with respect to amounts reasonably disputed by Customer if written notice of such dispute is given to CIS within fourteen (14) days of receipt of invoice; provided, however, that the interest on any disputed charges that are ultimately resolved against Customer shall accrue from the date payment would have otherwise been due. Disputes under this Section will be resolved pursuant to the procedure set forth in Section 12(h).

         (g) Customer's Monthly Processing Fees are indicated in Exhibit B.
The Monthly Processing Fee is due and payable within thirty (30) days of receipt of an invoice. Monthly Processing Fees shall be calculated as set forth in Exhibit B.

         (h) On each anniversary date of this Agreement, CIS shall review and, if necessary, adjust the Monthly Processing Fees of the Customer for the prior twelve months as follows:

             1) If, during the prior twelve month period, the actual monthly average Customer Facilities' Adjusted Patient Days ("APDs") fall below an amount equal to seventy-five percent (75%) of the total APDs set forth in Exhibit A, CIS may charge Customer the


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                 difference in fees actually charged and such seventy five
                 percent (75%) figure.

             2) Added/Divested Facilities - The parties acknowledge that Customer may add or divest Facilities from time to time during the term of this Agreement. For divested Facilities Customer's Monthly Processing Fees shall be reduced beginning on the date of such Facility's last use of the System. For added facilities, Monthly Processing Fees shall be increased beginning on the date of such Facility's first use of the System.

         (i) No more than once annually, CIS may increase any fees in this Agreement or the Exhibits by an amount equal to the percentage increase in the Consumer Price Index plus up to five percent (5%).

         (j) At each anniversary date of the Agreement beginning with second anniversary date, CIS will measure Customer's total fees paid to CIS over the prior year (Y-1). If these total fees are more than one hundred and fifty 150% of the fees paid by Customer to CIS two years previously (Y-2), Customer shall be entitled to a credit on CIS's next annual period fees equal to fifteen percent (15%) of the increase between Y-1 and Y-2 fees.

     3.  New Services and Systems; Updates.
         ---------------------------------

         (a) From time to time, CIS may, but is not obligated to, offer new Services or Systems to Customer, which Customer may purchase in its discretion. Certain new Services and/or Systems may require Customer to pay additional fees, purchase additional Equipment or Communications Lines or license additional software.

         (b) From time to time, CIS may, but is not obligated to, update the Software or provide Updates received by the licensor for Third Party Software at no charge to Customer. As used herein, the term "Update" means any fix, change or modification which affects the operating performance or efficiency of the Software, but does not alter the basic functions that it performs. At the request of CIS, Customer will discontinue use of the then-current version of the Software and, within sixty (60) days of its receipt of the updated version (including receipt of all documentation relating thereto), substitute therefor the updated version of the Software in accordance with the Installation Guidelines (as defined below). In the event that Customer fails to update the Software, CIS shall not be required to maintain or support such Software.

         (c) From time to time CIS may, but is not obligated to, enhance the Software System or provide Enhancements received by it for Third Party Software. As used herein, the term "Enhancement" means any new feature or function which improves the operating performance or efficiency of the Software and/or new Equipment or infrastructure standards. At CIS's option, fees for Enhancements may be charged to Customer.

         (d) CIS may, in its sole discretion, migrate to a new System(s) which shall be offered to Customer by CIS at a price to be determined by CIS at the time of such offering. If the Customer elects not to purchase such System(s), CIS shall continue to support the current system utilized by Customer at prices to be determined by CIS. If Customer fails to implement any new Services or Systems made available to it by CIS which replaces a current Service or System, and CIS ceases to support same for its own facilities, then CIS shall have the right to cease providing

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services to Customer for the replaced System upon thirty (30) days' notice. The
Customer shall make such election within 30 days after the offer by CIS and, in the event Customer fails to make a proper election, it will be deemed to have elected to purchase the new System(s).

     4.  Software and Wide Area Network; Prohibited Uses.
         -----------------------------------------------

         (a) The use of the CIS Wide Area Network is expressly restricted to accessing the Software, Customer Data and Services provided by CIS in the manner described in user documentation and in CIS policy and standards manuals. Customer acknowledges that the Wide Area Network provided by CIS to support Customer's operation is proprietary. The Customer shall comply with the standards and operating guidelines distributed and updated by CIS from time to time (the "Operating Guidelines"). The Operating Guidelines describe the responsibilities and duties of CIS and the Customer in respect of the Network. Customer shall not reverse engineer the Wide Area Network in order to obtain access to proprietary data or for any other purpose not specifically authorized herein.

         Customer shall not perform any of the following activities or any other activities not conforming to the stated use of the Wide Area Network and agrees to provide reasonable notification to employees at the Facilities that they shall not:

  . Place any equipment on the Wide Area Network for the purpose of recording CIS electronic communications or deciphering the content and structure of CIS electronic communications;

  . Access any piece or segment of the CIS Wide Area Network of computing infrastructure via any telecommunications utility, for example, without limitation, Telnet and TCP/IP, other than as specified in CIS documentation and in a manner consistent with the documented access policy and procedures for CIS Application Software and Services; or

  . Take any other action which would have the effect of impeding or prohibiting normal operation of the Wide Area Network.

          In addition to the foregoing, Customer will obtain approval from CIS prior to adding any additional equipment or connections to the Wide Area Network.

  . Customer acknowledges and agrees that access to the CIS Wide Area Network may be temporarily terminated at CIS's sole discretion under the following circumstances:

  . Customer engages in unauthorized use of the Wide Area Network as indicated in this Agreement;

  . A Customer site generates a condition that interferes with the normal operation of the Wide Area Network, for example, without limitation, a hardware problem generating excessive network traffic or conflicting IP addresses are added to the network; and

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  .  A non-Customer site generates a condition that interferes with the normal operation of the Wide Area Network and a Customer site is taken down as part of the process of identifying and remediating the problem.

          With respect to any event caused other than by a malicious act of Customer or by the unauthorized use of the Wide Area Network, CIS will use its reasonable best efforts to ensure that access to the Wide Area Network is restored in a timely manner. With respect to any event caused by a malicious act or the unauthorized use of the Wide Area Network, access will be restored when CIS has received reasonable assurance from Customer that repeat acts or unauthorized use will not occur. CIS will determine reasonable assurance in its sole discretion.

          (b) Subject to the terms in each of the licenses for Third-Party Software granted to CIS and as set forth below, CIS grants to Customer, for the Initial Term of this Agreement, a non-transferable, non-exclusive license to use the Software as contemplated in this Agreement. In this context, "use" includes use by Customer and medical service providers accessing directly or remotely the Software in the manner permitted by such Software and CIS policy and standards.

          (c) Customer shall have no rights to the Software or to information obtained from the Wide Area Network or the Koala System not expressly granted under this Agreement. Without limiting the generality of the foregoing, Customer shall have no right to (i) alter the Software, (ii) create derivative works, (iii) distribute or sublicense the Software copies to third parties, (iv) incorporate additional software into the Software at the operating system or any other level, (v) incorporate the Software into any publicly available data base or (vi) reproduce the Software without CIS's prior written consent, which consent will not be unreasonably withheld.

          (d) Nothing herein shall be deemed to grant to Customer any ownership interest in the Software.

          (e) Customer shall not use the Software for any purpose other than as specifically permitted by this Agreement. Customer shall not alter or delete any copyright or other proprietary notices in the Software.

          (f) Upon the prior written approval of CIS, Customer shall have the right to copy documentation to support use of the Software.

     5.   Equipment, Installation.
          -----------------------

          (a) If Customer purchases and installs Equipment and Communication Lines (other than Equipment and Communication Lines currently installed at each Facility as of the date hereof), then Customer shall comply with the parameters set forth below and the installation guidelines distributed by CIS from time to time (the "Installation Guidelines"). The Installation Guidelines describe the responsibilities and duties of CIS and Customer with respect to Communication Lines. Selection of the most appropriate installation site for any additional Equipment and Communication Lines within the Facility is Customer's responsibility. At Customer's request, CIS will assist Customer in identifying installation sites, provided that in giving such assistance, CIS makes no representation that any installation site is the appropriate site for Equipment. Proper installation may require the removal of walls or other alterations to the premises. Customer shall be responsible for any costs incurred in modifying the premises to

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accommodate the installation of any Equipment or Communication Lines. Any damage to Customer's Equipment and Software resulting from inadequate or incomplete site preparation may not be covered by applicable maintenance agreements.

          (b) With respect to any purchases and installations of new Equipment and Communication Lines, Customer shall perform the following to ensure adequate site preparation:

              (1) When required by CIS, provide the CIS representative with appropriate drawings indicating:

                  i.   the location and lay-out of the installation site;

                  ii.  the location of existing and proposed site wiring
               (power and communications) and the paths and lengths thereof; and

                  iii. the location of other equipment capable of generating electrical noise, electromagnetic interference, heat, etc.;

              (2) Make alterations to the premises necessary to meet wiring and other site requirements;

              (3) Provide and install all communication cables, wall jacks, special connectors and associated hardware;

              (4) Install all necessary power distribution boxes, conduits, grounds, lightening protection and associated hardware;

              (5) Install all required auxiliary power protection and air conditioning;

              (6) Provide required storage or service areas;

              (7) Ensure the environmental requirements of the Equipment are met;

              (8) Provide floor coverings and environmental systems that control static electricity build-up and discharge; and

              (9) Comply with all applicable federal, state and municipal laws, codes and regulations (including, without limitation, electrical, building, safety and health laws).

          Clauses (1) through (9) above set forth only the minimum standards, are not intended to be comprehensive and do not modify the obligations of Customer described in the Installation Guidelines or the obligation of Customer to follow the instructions and recommendations of CIS relating to the use of the Software and the Systems.

     6.   Maintenance and Support Services.
          --------------------------------

          (a) CIS shall provide maintenance services for the Equipment through CIS's third-party maintenance providers as set forth in Exhibit B. Customer shall have the right to use an alternative Equipment maintenance provider, provided that at least sixty (60) days' prior

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written notice is given to CIS and CIS, in its reasonable discretion, approves such proposed alternative Equipment maintenance provider.

          (b) Subject to availability, CIS will provide additional on-site installation support to Customer at CIS's hourly rates then in effect. In exchange for the software maintenance fees set forth in Exhibit B hereto, CIS will provide level one customer assistance through its customer support center in a manner consistent with that provided to a Facility prior to the Distribution Date.

          (c) CIS shall not be required to provide maintenance or support Services to any portion of the Software that has been altered by Customer (without the prior written approval of CIS) if such alteration adversely affects CIS's ability to provide such Services, as determined by CIS in its reasonable discretion.

          (d) Customer may utilize other vendors of computer systems requiring interface with the Systems provided hereunder and, upon prior written notice to and approval by CIS (which approval will not be unreasonably withheld), CIS shall cooperate with such vendors or Customer in the development and maintenance of necessary interfaces with the Systems, provided that nothing herein shall require CIS to provide programming support in respect of such interfaces. All programming costs and other expenses incurred by CIS pursuant to this paragraph shall be reimbursed by Customer at the then-current CIS billing rates for time and materials. Except as provided in this paragraph, CIS shall have no obligation to provide Services for systems provided by a person other than CIS or a vendor preferred by CIS. All such Services shall be Customer's responsibility and at Customer's cost.

          (e) The provision of Services may result in the disclosure to CIS of third-party confidential or proprietary information in possession of Customer and in which CIS has no rights. Customer shall indemnify and hold harmless CIS from the failure of Customer to obtain any third-party consents that may be required so that CIS may provide the Services.

          (f) In the event Customer requires services beyond those provided in this Agreement, or as a result of Customer's use of Software or Systems other than in conformity with applicable specifications, then to the extent that CIS agrees to provide additional services, the services shall be provided at the then-current CIS billing rates for time and materials.

          (g) CIS agrees to make its Wide Area Network available to Customer for access and use only at Facilities listed in Exhibit A hereto. CIS agrees to make the Information Systems portion of Koala System available to Customer for access by Facilities in a manner consistent with the use prior to the Distribution Date. Customer agrees that any information obtained by a Facility from the Koala System, to the extent such information is not otherwise publicly available, will not be disclosed to third parties or used other than as required in the operation of the Facility.

     7.   Customer Linkage.  The CIS Director of Information Systems ("DIS")
          -----------------
will continue to support the Customer locally and provide first level account management. The DIS and Customer will conduct a joint effort to define overall Customer objectives and develop an information technology plan whereby CIS can assist in meeting these objectives. This process will allow for long-range planning and budgeting for system growth, system requirements and resource planning to meet stated objectives. Customer will participate in both the Information Systems Steering Committee (ISSC) and the User Request Groups (URGs) designed to assist

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CIS in identifying and ranking system updates and enhancements. There is no fee involved in participating in the URGs. Expenses involved in participating in the URGs shall be borne by Customer.

     CIS and Customer have defined non-binding Service Level Objectives ("SLOs") to serve as a benchmark for CIS and Customer to periodically assess together the functioning and satisfaction level derived from the outsourcing relationship. SLOs are defined in Exhibit F. It is understood that the definition of the SLOs may be changed over time as mutually agreed by the parties. Customer agrees to comply with its responsibilities as set forth in Exhibit F.

     8.   Confidentiality; Proprietary Rights.
          -----------------------------------

          (a) Data and materials of Customer stored by CIS shall remain the property of Customer. CIS shall provide such data and materials to Customer within thirty (30) days of the receipt of Customer's request for such data or materials. Notwithstanding the foregoing, CIS shall maintain copies of Customer Data for such periods of time as are required under this Agreement and for such other periods of time as CIS, in its sole discretion, shall deem to be advisable.

          (b) CIS warrants that it will retain all information belonging to Customer in confidence and will neither use it nor disclose it to anyone without the prior written consent of Customer. Notwithstanding the foregoing, to the extent that CIS is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information required to be kept confidential pursuant to this Section 8, CIS agrees to maintain the confidentiality of such information and to provide prompt notice to Customer, so that Customer may seek an appropriate protective order or waive compliance by CIS with this Section 8. If, in the absence of a protective order or the receipt of a waiver by Customer hereunder, CIS is, nonetheless, in the reasonable written opinion of counsel, legally required to disclose such information, CIS may disclose such information, and CIS shall not be liable pursuant to this Section 8; provided, that (i) CIS shall furnish only that portion of the information which it is advised by counsel to disclose and (ii) CIS shall exercise its reasonable efforts to obtain assurance that confidential treatment will be accorded to the disclosed portion of the information. Moreover, nothing in this Agreement shall prevent CIS from disclosing confidential information in any proceeding in which it is in an adversarial position to Customer.

          (c) CIS will provide, and Customer agrees to comply with, reasonable security measures and procedures designed to (i) limit access to the Software and Customer Data to authorized personnel and (ii) minimize the possibility of unauthorized access. CIS reserves the right to issue and change security procedures from time to time, including passwords and user identification numbers, which may require acquisition and installation of additional applications, tools and/or equipment at Customer cost. Customer shall be responsible for safeguarding and controlling the use of passwords and user identification numbers assigned by CIS.

          (d) During the term of this Agreement and thereafter, Customer shall keep confidential all information pertaining to the use or operation of the Software, disclosing such information only to those persons who need to have such information in order to utilize the Systems. Customer shall immediately inform CIS of any suit or action instituted against it based upon a claim that the Software or any portion thereof infringes a patent, copyright, trade secret or other proprietary right of a third party.

          (e) The Software may include proprietary and copyrighted data or programs of third parties. Such data and programs are supplied to Customer pursuant to express authority of such third parties, subject to (i) the terms and conditions of the rights granted to CIS and (ii) CIS obtaining required consents from licensors of Third-Party Software, and may be subject to revocation. In the event of revocation, CIS shall use its reasonable best efforts to provide software with similar functionality as soon as reasonably possible, it being understood that if additional cost is incurred, such additional costs shall be paid by Customer. Neither Customer, Facility, CIS nor such licensor shall be liable to the other for damages, indirect, consequential or special, that may result from the use of the Software by Customer or any employee or agent thereof.

     9.   Warranties.  Subject to the limitations of this section and Section 9
          ----------
hereof and subject to such limitations as are expressly provided elsewhere in this Agreement, CIS warrants that the Services provided by it hereunder shall be performed, in all material respects, in a professional, timely and workmanlike manner and shall be as described in this Agreement and the exhibits hereto. In addition, CIS warrants that, to the best of its knowledge, it has the legal right to license or sublicense to Customer the Software and to perform the Services. CIS makes no warranties of any kind in connection with the Communication Lines or services provided by any telephone company. CIS makes no warranties of any kind with respect to the Equipment. Customer must look solely to the manufacturer of such Equipment for any warranties relating thereto.

          (a) Ownership and Quiet Enjoyment.  CIS hereby warrants and represents
              -----------------------------
to Customer that CIS owns all right, title and interest in and to the Software, Documentation and other proprietary material provided under this Agreement, or otherwise has the right to grant to Customer the license to use same as set forth in this Agreement without violating or infringing upon any rights of any third party and without breach of any third-party license to CIS, and there is currently no actual or threatened suit by any third party based on an alleged violation, infringement or breach by CIS. Use of the Software and the Documentation in accordance with this Agreement shall not be disturbed or interfered with during the continuation of the license granted hereunder.

          (b) Software Operation.  The Software shall perform in accordance with
              ------------------
the Documentation; provided, however, if a Customer makes an unauthorized modification to the Software, then this warranty shall terminate.

          (c) Performance Standards.  Each of CIS's employees, agents or
              ---------------------
representatives assigned to perform services hereunder shall have the proper skill, training and background so as to be able to perform in a competent and professional manner and all work will be so performed in a manner compatible with Customer's business operations at its premises.

          (d) Virus. CIS warrants and represents that the Software provided
              -----
under this Agreement, at the time it is supplied, is completely free of any virus, rouge program, time bomb, turn off instruction, or any other device however characterized that is potentially damaging to the materials provided, other programs, data, computer hardware, computer software, telecommunications equipment or any other material or device in any manner whatsoever.

          (e) Alpha/Beta Site.  CIS warrants and represents that Customer is not
              ---------------
an alpha or a beta site for the Software and will not be for any new services unless Customer's consent is obtained.

          (f) Regulatory Updates.  Whenever technically and economically
              ------------------
feasible, CIS shall use commercially reasonable efforts to develop modifications to the System to comply with changes in United States federal regulatory requirements. Such federal regulatory modifications will be developed at no charge so long as Customer covered under the terms of this Agreement. At Customer's request, CIS shall use all commercially reasonable efforts to modify the System to comply with state and local regulatory modifications on a "Fair Share Basis." As used herein "Fair Share Basis" means charges will be incurred on a time and material basis with costs divided by the total number of CIS Customers affected by a given modification).

     THE FOREGOING WARRANTIES ARE THE EXCLUSIVE WARRANTIES UNDER THIS AGREEMENT AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER EXPRESSLY WAIVES AND SHALL NOT MAKE ANY CLAIM OF ANY KIND AGAINST CIS ARISING OUT OF THE FAILURE OF PERFORMANCE OF ANY PIECE OF EQUIPMENT, OF CIS SOFTWARE OR THIRD-PARTY SOFTWARE, OR OF THE COMMUNICATION LINES, OR OUT OF THE BREACH OF ANY WARRANTY PROVIDED BY THE MANUFACTURER OF SAID EQUIPMENT OR BY THE TELEPHONE COMPANY. CIS SHALL PASS THROUGH TO CUSTOMER THE BENEFITS OF ANY EXPRESS WARRANTIES RELATING TO THE EQUIPMENT, AND SHALL ASSIST CUSTOMER WITH ANY SUCH WARRANTY CLAIMS.

     CIS makes no warranty or guaranty, and hereby expressly disclaims all warranties, expressed or implied, as to the Equipment and/or Systems at the Facilities being Year 2000 compliant. CIS, however, acknowledges the need for all Software to be Year 2000 compliant and is currently making efforts in a professional, timely and workmanlike manner that it deems reasonable to address the Year 2000 compliance issues with the Software. Addressing specific Year 2000 compliance issues may result in software product replacement, or termination of the software product, service and support per the provisions of this Agreement. How to address Year 2000 issues will be determined by CIS in its sole discretion.

     CUSTOMER ACKNOWLEDGES THAT IT IS CUSTOMER'S SOLE OBLIGATION TO ENSURE THAT ALL EQUIPMENT AND SYSTEMS AT THE FACILITIES USED TO PROCESS CUSTOMER DATA IS YEAR 2000 COMPLIANT AND THAT TO THE EXTENT ANY ASSISTANCE IS PROVIDED BY CIS TO OBTAIN YEAR 2000 COMPLIANCE, SUCH SERVICE IS PROVIDED WITHOUT ANY WARRANTY WHATSOEVER. CUSTOMER AGREES TO RELEASE CIS FROM ANY CLAIMS OR ACTIONS IT MAY HAVE NOW OR IN THE FUTURE AGAINST CIS RELATING TO YEAR 2000 COMPLIANCE WITH RESPECT TO SUCH EQUIPMENT OR SYSTEMS OR ANY COMPUTER SOFTWARE OR HARDWARE USED BY CUSTOMER, AND CUSTOMER AGREES TO DEFEND, INDEMNIFY AND HOLD CIS AND ITS AFFILIATES HARMLESS FROM ANY CLAIM OR ACTION BASED ON ANY INJURY OR DAMAGES SUFFERED BY CUSTOMER OR ANY THIRD PARTY AS A RESULT OF ANY COMPUTER SOFTWARE OR HARDWARE USED BY CUSTOMER NOT BEING YEAR 2000 COMPLIANT. A product is Year 2000 compliant/ready when it can accurately and unambiguously process (including, without limitation, compare, calculate, manipulate, sequence, display and exchange data with other systems) data containing time and/or dates prior to, at and after the Year 2000 without error or interruption, and the product operates properly and in conformance with applicable specifications, without any detrimental effect on patient care, continuously, before, at and after the Year 2000.

     10.   Limitation of Liability.
           -----------------------

          (a) Neither party shall be liable to the other for any failure or delay in the performance of its obligations under this Agreement if such failure or delay arises out of a cause beyond the reasonable control of such party.
Such causes may include, without limitation, acts of God, a public enemy, civil or military authority, fires or other catastrophes, strikes, delays in transportation, riots or war. Failure to comply with the terms of this Agreement or the Installation Guidelines may result in serious damage to Customer's Equipment, Software and Facilities. CIS shall have no liability for damage resulting from Customer's failure to comply with the terms of this Agreement, any Installation Guidelines or any other instructions provided by CIS to Customer. Should the Software be made the subject of any claim alleging infringement of any patent, copyright, trade secret, trademark or other intellectual property rights of any third person, CIS's sole liability shall be, at its option, to procure the right to use the Software free of such liability or to replace or modify the Software to make it non-infringing while maintaining equivalent functionality. No person providing data or programs in the Software shall be deemed thereby to be engaging in the practice of medicine or dispensing medical services.

     IN THE EVENT OF DELAYS, ERRORS OR OMISSIONS IN PROCESSING OR IN PROVIDING OR FAILING TO PROVIDE ANY OTHER SERVICES PROVIDED BY CIS HEREUNDER, CIS SHALL USE ITS REASONABLE BEST EFFORTS TO CORRECT SUCH ERRORS OR OMISSIONS, TO MAKE SUCH SERVICES AVAILABLE AND/OR RESUME PERFORMING SUCH SERVICES AS PROMPTLY AS REASONABLY PRACTICABLE AND AT NO ADDITIONAL CHARGE, PROVIDED THAT NOTICE OF SUCH ERROR OR OMISSION IS GIVEN WITHIN SEVENTY TWO (72) HOURS AFTER PRODUCTION OF ANY REPORT. OTHERWISE, CIS SHALL HAVE NO OTHER OBLIGATIONS OR LIABILITY FOR SUCH ERRORS, DELAYS OR OMISSIONS. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THE PERFORMANCE OR BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF DATA OR BUSINESS INTERRUPTION. FURTHERMORE, EACH PARTY'S LIABILITY TO THE OTHER FOR ANY OTHER DAMAGES CAUSED BY OR RESULTING FROM THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL BE LIMITED IN EACH CASE TO $50,000 PER FACILITY AND $100,000 IN THE AGGREGATE.

          (b) Notwithstanding the foregoing, the limitations of liability shall not apply to (i) the indemnification obligations set forth in this Section 10 or
(ii) breach of the confidentiality provisions set forth in Section 6 hereof.

          (c) Customer shall indemnify and hold harmless CIS from and against any loss, damage or liabilities (including, without limitation, attorneys' fees) resulting from claims, actions or lawsuits ("Losses") asserted by or on behalf of third parties or which result from governmental action or are otherwise asserted against CIS only to the extent that such Losses are determined by a judgment of a court that is binding, final and not subject to review on appeal to have resulted primarily from Customer's fraud, willful misconduct, negligence or breach of the confidentiality provisions set forth in Section 6 hereof. CIS will indemnify and hold harmless Customer from and against any Losses asserted by or on behalf of third parties or which result from governmental action or are otherwise asserted against Customer only to the extent that such Losses are determined by a judgment of a court that is binding, final and not subject to review on appeal to have resulted primarily from CIS's fraud, willful misconduct, negligence or breach of the confidentiality provisions set forth in Section 6 hereof.

     11.  Term; Termination; Breach.
          -------------------------

          (a) This Agreement shall become effective as of the Effective Date and shall continue during the Initial Term, unless earlier terminated pursuant to the provisions of this Section 11, in which event this Agreement shall terminate upon the effective date of termination, as described in paragraph (b) below.

          (b) This Agreement, and the Services and Systems provided hereunder, may be terminated prior to the expiration of the Initial Term only as follows:

              (1) with cause (as described in paragraph (c) below), by the giving of written notice by either party, in which event such termination shall be effective sixty (60) days after the giving of such notice; or

              (2) in the event either party files a proceeding, or has an order for relief entered with respect to it, under any federal or state bankruptcy laws now or hereafter in effect, by the giving of written notice by the other party, in which event such termination shall be effective sixty (60) days after the giving of such notice.

          (c) In the event of a breach of any obligation or covenant under this Agreement by Customer or CIS, other than the obligation to pay money (other than payments disputed by Customer or CIS in good faith), the party not in breach may give the party in breach written notice of the specifics of the breach and the party in breach shall have thirty (30) days (the "Cure Period") in which to cure such breach or cause the breach to be cured. If the breach is not cured, or waived by the non-breaching party, within the Cure Period, then the non-breaching party shall be entitled to pursue any remedies it may have by reason of such breach. The non-breaching party's remedy with respect to any breach which is not cured or waived within the Cure Period shall include, without limitation, terminating this Agreement with cause or commencing legal action against the other party for damages related to such breach. Failure to terminate this Agreement shall not serve to waive any breach hereof. If either party commences legal action alleging any breach of this Agreement, the non-prevailing party shall pay all costs and reasonable attorneys' fees incurred by the prevailing party in connection therewith.

          (d) This Agreement shall automatically renew for successive additional twelve (12) month terms, unless Customer notifies CIS of its intention not to renew at least one hundred and eighty (180) days prior to the expiration of the Initial Term or any renewal term or unless CIS notifies Customer of its intention not to renew at least twelve (12) months prior to the expiration of the Initial Term or any renewal term. Such renewals shall be for the fees and prices then in effect for CIS's services or such other amounts as the parties may negotiate, but in no event less than the total fees charged by CIS to Customer during the preceding twelve (12) months. If Customer elects not to continue receiving services, Customer shall specify in writing within thirty (30) days thereafter, the period of time Customer estimates will be necessary to complete the de-installation of the Services and Systems (such period not to extend beyond twelve (12) months after the expiration of the Initial Term or the then current term). For purposes of this Section 10, the period commencing after the expiration of the Initial Term and ending on the date determined above shall be the "Wind-Down Period." If Customer fails to specify the Wind-Down Period as provided herein, the Wind-Down Period shall be twelve (12) months, unless otherwise agreed.

          (e) During the Wind-Down Period, the parties will establish and implement a mutually acceptable de-installation plan, having due regard for the cost and quantity of Services provided by CIS during the Wind-Down Period. During the Wind-Down Period, the remaining provisions of this Agreement shall continue in effect, except as follows:

          (1) CIS shall not be required to offer any Services or Systems to Customer beyond those already purchased by Customer at expiration of the Initial Term;

          (2) All fees and other charges at the expiration of the Initial Term shall be increased automatically by 25%; and

          (3) During the first year of the Wind-Down Period Customer shall pay twelve (12) Minimum Monthly Processing Fees equal to one-twelfth of seventy-five percent (75%) of the prior year's total fees, and during each subsequent year shall be increased by the percentage increase in the Consumer Price Index during the calendar year ended on the preceding December 31.

          (f) In the event that this Agreement is terminated by Customer before the end of the Initial Term, Customer shall pay to CIS a Termination Fee equal to the first month's total bill under the terms of this Agreement, multiplied by the number of months remaining in the Initial Term.

          (g) Following termination of this Agreement and upon CIS's request, Customer shall deliver to CIS all Software and related documentation (including copies thereof) or, at CIS's option, shall deliver to CIS a sworn statement certifying that all Software and related documentation have been destroyed.

     12.  Miscellaneous

          (a) Assignment.  Neither this Agreement, nor any of the rights,
              ----------
licenses or duties set forth herein, may be assigned by Customer without the prior written consent of CIS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

          (b) Access to Books and Records.  Upon written request of the
              ---------------------------
Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, CIS shall make available to the requesting party those contracts, books, documents and records necessary to verify the nature and extent of the cost of providing its services. CIS shall cause such materials to be available for inspection for at least four (4) years after the rendering of such Services and Systems. If CIS carries out any of the duties of this

Agreement with a value of $10,000 or more over a twelve (12) month period through a subcontract with a related individual organization, CIS shall include this requirement in all such subcontracts. The parties agree that any attorney-client, accountant/client or any other legal privilege shall not be deemed waived by virtue of the provisions of this Section 12.

          (c) Taxes.  The prices and amounts specified to be payable by Customer
              -----
hereunder do not, unless otherwise noted, include any sales, use, excise, value added, utility or other similar tax or charge which may be or hereafter become applicable to the Services and Systems provided hereunder. Consequently, in addition to such prices and amounts, the amount of any such taxes or charges which may be or hereafter become applicable shall also be payable by Customer to CIS, except that Customer shall have no responsibility for payment of taxes on CIS's income or for payment of franchise taxes related to authorization of CIS to conduct business in any state. In lieu of paying any such taxes that may otherwise be due, Customer may provide CIS with a tax exemption certificate acceptable to the taxing authorities. Customer shall be given prompt written notice of any tax assessment against CIS for which Customer is liable hereunder, and Customer shall have the right, at its own expense, to contest any such assessment prior to its payment by CIS. In the event Customer exercises such right, it shall indemnify and hold harmless CIS from liability for all interest and penalties relating to such contest. Customer shall control any such contest and CIS shall provide information and assistance in connection with such contest to the extent reasonably requested by and at the expense of Customer.

          (d) Divestiture of Facility. In the event that, during the term of
              -----------------------
this Agreement, Customer divests any Facility receiving any Systems or Services hereunder, then in such event, such Facility's rights and obligations under this Agreement may be assigned to the purchaser of such Facility, provided that:

              (1) The purchaser assumes in writing the obligations of Customer hereunder with respect to such Facility; and

              (2) No such assignment shall relieve Customer of its obligations hereunder in respect of such Facility.

          (e) In lieu of assigning this Agreement, CIS, Customer and the purchaser may agree that CIS and the purchaser shall execute a new agreement for the provision of Services and Systems, at which time this Agreement shall terminate in respect of the Divested Facility and, upon payment of annual maintenance fees by the purchaser, Customer shall receive a credit against Monthly Processing Fees in respect of the Divested Facility which relates to the unexpired portion of the year in respect of which such fees were paid by Customer.

          (f) Any legal or other expenses reasonably incurred by CIS in connection with actions taken in relation to Customer's divestiture of a Facility shall be paid by Customer.

          (g) Hiring.  During the term of this Agreement neither party shall
              ------
recruit, hire, offer employment to or refer for employment any of the agents or employees of the other party, without such party's prior written permission.

          (h) Disputes.  In the event that a dispute arises between CIS and
              --------
Customer which cannot be resolved in the normal course, the following dispute resolution procedure shall be followed: (i) within ten (10) business days of a written request by either party, Customer's CIO and CIS' Director of Information Services shall meet and resolve the issue; if these parties cannot resolve the issue within ten (10) business days of the meeting, then (ii) the issue shall be submitted to Customer's CFO and CIS' Vice President for Client Services; if these parties cannot resolve the issue within fifteen (15) business days of submission to them, then (iii) the issue shall be submitted to Customer's CEO and CIS's President for resolution.

     12.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Tennessee without regard to its conflict of laws provisions. Any dispute hereunder shall be resolved in the state or federal courts having jurisdiction located in Nashville, Tennessee.

     13.  Notices.  All notices or other communications required or permitted
          -------
under this Agreement shall be in writing and sufficient if sent by nationally recognized overnight courier (for next business day delivery), facsimile transfer device or certified mail, return receipt requested, to CIS or Customer at the following addresses:

                         Columbia Information Systems, Inc.
                         2555 Park Plaza
                         P.O. Box 270
                         Nashville, Tennessee 37202
                         Facsimile: __________________
                         ATTN: Data Center Contract Administrator

                         and

                         ____________________________
                         ____________________________
                         ____________________________
                         Facsimile: _________________
                         ATTN: ______________________

Any party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

     14.  Entire Agreement; Amendment.  This Agreement, together with the
          ---------------------------
exhibits hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the exhibits or other documents delivered pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by CIS and Customer.

     15.  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     16.  Rights Cumulative; Waiver.  All rights and remedies conferred under
          -------------------------
this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. The failure by either party to enforce any term shall not be deemed to be a waiver of future enforcement of that or any other term of this Agreement.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
separate counterparts, each of which shall be deemed to constitute an original, but which together shall constitute one and the same instrument.

     18.  Severability.  In the event that any provision hereof is prohibited or
          ------------
unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Computer and Data Processing Transition Services Agreement to be executed by their duly authorized representatives as of the day and date first referenced above.

COLUMBIA INFORMATION SYSTEMS, INC.

By: __________________________________

Name: ________________________________

Title: _______________________________

TRIAD HOSPITALS, INC.

By: __________________________________

Name: ________________________________

Title: _______________________________